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                                                                 EXHIBIT 10(a)


            [CANADA LIFE INSURANCE COMPANY OF NEW YORK LETTERHEAD]


                                 April 26, 2001


Board of Directors
Canada Life Insurance Company of New York
Canada Life of New York Variable Annuity Account 2
410 Saw Mill River Road
Ardsley, New York 10502

Ladies and Gentlemen:

I hereby consent to the use of my name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 11 under the Securities Act of 1933 and Post-Effective Amendment No. 13 under the Investment Company Act of 1940 to the Registration Statement on Form N-4 (File No. 33-64240) filed by Canada Life Insurance Company of New York and Canada Life of New York Variable Annuity Account 2 with the Securities and Exchange Commission. In giving this consent, I do not admit that I am in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                      Sincerely,

                                      /s/    Craig Edwards
                                      -----------------------------
                                      Craig Edwards
                                      Chief Legal Counsel, U.S. Division